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                                                                    EXHIBIT 10.1

[SILICON VALLEY BANK LETTERHEAD]

                           AMENDMENT TO LOAN AGREEMENT

DATE:           July 9, 1999

BORROWER:       VitalCom Inc.

1. This amendment to Loan Agreement is entered into between Silicon Valley Bank ("Silicon") and the Borrower named above ("Borrower"). The Parties agree to amend the Loan and Security Agreement between them, dated February 26, 1993, as amended from time to time (the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement).

2. Section 4.6, Negative Covenants-Exceptions, is hereby amended to read as follows:

     Without Silicon's prior written consent, Borrower may do the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of Borrower's stock, provided that the total amount paid by Borrower for such stock does not exceed $2,000,000 in any fiscal year.

Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:
VITALCOM INC.


By:     /s/
        ------------------------------
Title:  Chief Financial Officer

SILICON:

SILICON VALLEY BANK


By:     /s/
        ------------------------------
Title:  Vice President